HJ & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

RSM McGladrey Network
An Independently Owned Member
50 West Broadway, Suite 600 • Salt Lake City, Utah 84101
Telephone (801) 328-4408 • Fax (801) 328-4461

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Rosewind Corporation
Loveland, Colorado

We hereby consent to the inclusion in this Registration Statement of Rosewind Corporation of our report, dated January 5, 2007, for the year ended August 31, 2006, and to all other references of our firm included in this Registration Statement on Form SB-2.

HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
March 30, 2007